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                                                                Exhibit 23.1

                      Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-32535) pertaining to the 1997 Stock Option and Incentive Plan and 1997 Stock Bonus Plan, (Form S-8 No. 333-08667) pertaining to the 1996 Stock Option Plan for Outside Directors, (Form S-8 No. 333-08665) pertaining to Amendment No. 2 to Key Employees Stock Option Plan, (Form S-8 No. 33-92346) pertaining to the 1995 Stock Option Plan for Outside Directors and the 1994 Stock Option Plan for Outside Directors, (Form S-8 No. 33-92340) pertaining to Amendment No. 1 to Key Employees Stock Option Plan, and (Form S-8 No. 33-58446) pertaining to Key Employees Stock Option Plan of Chart Industries, Inc., of our report dated October 5, 1996, with respect to the consolidated financial statements of Cryenco Sciences, Inc. included in this Current Report (Form 8-K) to be filed with the Securities and Exchange Commission on August 14, 1997.


                                                     /s/ Ernst & Young LLP


Denver, Colorado
August 14, 1997